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                                                                    Exhibit 10.3

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this "Agreement"), originally dated as of August 21, 2002, amended and restated in its entirety, as of July 27, 2004 (the "Restatement Date") and further amended and restated in its entirety as of March 30, 2006, by and between ASSOCIATED MATERIALS INCORPORATED, a Delaware corporation (the "Company"), and ROBERT M. FRANCO, an individual residing in the State of Ohio (the "Executive").

                                   WITNESSETH:

          WHEREAS, the Executive previously served as President of Alside Supply Centers, a division of the Company;

          WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 16, 2002, among Associated Materials Holdings Inc. (formerly known as Harvest/AMI Holdings Inc.) ("Parent"), Simon Acquisition Corp. and the Company (the "Merger Agreement"), the Company became a wholly-owned subsidiary of Parent upon consummation of the transactions contemplated by the Merger Agreement (the "Merger");

          WHEREAS, since the Merger, the Executive has served as President of Alside Supply Centers;

          WHEREAS, on March 4, 2004, all of the stock of Parent was exchanged for stock of AMH Holdings, Inc. ("AMH") as part of a series of corporate reorganization transactions, and Parent became a wholly-owned subsidiary of AMH;

          WHEREAS, on December 22, 2004, all of the stock of AMH was exchanged for stock of AMH II Holdings, Inc. ("AMH II") as part of a series of corporate reorganization transactions, and Parent became an indirect wholly-owned subsidiary of AMH II;

          WHEREAS, the Company desires to continue to retain the services and employment of the Executive on behalf of the Company, and the Executive desires to continue his employment with the Company, upon the terms and conditions hereinafter set forth;

          WHEREAS, pursuant to Section 12(g) of this Agreement, this Agreement may be amended in writing by the parties hereto; and

          WHEREAS, the Company and the Executive mutually desire to amend and restate this Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

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     1. Employment. On the terms and subject to the conditions set forth herein, the Company hereby employs the Executive as the President of Alside Supply Centers, and the Executive accepts such employment, for the Employment Term (as defined in Section 3). During the Employment Term, the Executive shall serve as the President of Alside Supply Centers and shall report to the President and Chief Executive Officer of the Company, performing such duties as shall be reasonably required of a president, and shall have such other powers and perform such other duties as may from time to time be assigned to him by the President and Chief Executive Officer of the Company and the Board of Directors of the Company (the "Board"). To the extent requested by the Company's President and Chief Executive Officer or the Board, the Executive shall also serve on the Board or any committee of the Board and/or as a director, officer or employee of AMH II or any other person or entity which, from time to time, is a direct or indirect subsidiary of AMH II (AMH II and each such subsidiary, person or entity, other than the Company, are hereinafter referred to collectively as the "Affiliates," and individually as an "Affiliate"). The Executive's service as a director of the Company or as a director, officer or employee of any Affiliate shall be without additional compensation.

     2. Performance. The Executive will serve the Company faithfully and to the best of his ability and will devote his full business time, energy, experience and talents to the business of the Company and the Affiliates; provided, however, that it shall not be a violation of this Agreement for the Executive to manage his personal investments and business affairs, or to engage in or serve such civic, community, charitable, educational, or religious organizations as he may reasonably select so long as such service does not interfere with the Executive's performance of his duties hereunder.

     3. Employment Term. Subject to earlier termination pursuant to Section 6, the Executive's term of employment hereunder shall begin on the Offer Completion Date (hereinafter referred to as the "Commencement Date") and continue through the date which is two (2) years following the Commencement Date; provided, however, that beginning on the first anniversary of the Commencement Date, and on each subsequent anniversary of the Commencement Date, such term shall be automatically extended by an additional one (1) year beyond the end of the then-current term, unless, at least thirty (30) days before such first anniversary of the Commencement Date, or thirty (30) days before any such subsequent anniversary of the Commencement Date, the Company gives written notice to the Executive that the Company does not desire to extend the term of this Agreement, in which case, the term of employment hereunder shall terminate as of the second anniversary of the Commencement Date or the end of the then-current term, as applicable (the term of employment hereunder, including any extensions, in accordance with this Section 3, shall be referred to herein as the "Employment Term").

     4. Compensation and Benefits.

          (a) Salary. As compensation for his services hereunder and in consideration of the Executive's other agreements hereunder, during the Employment Term, the Company shall pay the Executive a base salary, payable in equal installments in accordance with the Company's payroll procedures, at an annual rate of Three Hundred Thousand Dollars ($300,000), subject to annual review by the Board, which may increase, but not decrease, the Executive's base salary.

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          (b) Annual Incentive Bonus; Stock Options. The Executive shall be entitled to participate in an annual incentive bonus arrangement established by the Company on terms and conditions substantially as set forth in Exhibit A hereto. The Executive shall not be entitled to participate in any other annual cash bonus plan, program or arrangement with respect to any period to which the annual incentive bonus arrangement described in the immediately preceding sentence applies. The Executive shall also be entitled to participate in the stock option plan established by Parent or AMH II.

          (c) Retirement, Medical, Dental and Other Benefits. During the Employment Term, the Executive shall, in accordance with the terms and conditions of the applicable plan documents and all applicable laws, be eligible to participate in the various retirement, medical, dental and other employee benefit plans made available by the Company, from time to time, for its executives.

          (d) Vacation; Sick Leave. During the Employment Term, the Executive shall be entitled to not less than four (4) weeks of vacation during each calendar year and sick leave in accordance with the Company's policies and practices with respect to its executives.

          (e) Business Expenses. (1) The Company shall reimburse or advance payment to the Executive for all reasonable expenses actually incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and subject to receipt by the Company of appropriate documentation.

          (2) During the Employment Term, the Executive shall be paid an automobile allowance in the amount of $900 per month. Such allowance shall be paid by the Company to the Executive on the last business day of each month or otherwise in accordance with Company policy.

     5. Covenants of the Executive. The Executive acknowledges that in the course of his employment with the Company he has and will become familiar with the Company's and the Affiliates' trade secrets and with other confidential information concerning the Company and the Affiliates, and that his services are of special, unique and extraordinary value to the Company and the Affiliates. Therefore, the Company and the Executive mutually agree that it is in the interest of both parties for the Executive to enter into the restrictive covenants set forth in this Section 5 and that such restrictions and covenants are reasonable given the nature of the Executive's duties and the nature of the Company's business.

          (a) Noncompetition. During the Employment Term and for the Restricted Period (as hereinafter defined) following termination of the Employment Term, the Executive shall not, within any jurisdiction or marketing area in which the Company or any Affiliate is doing or is qualified to do business, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any Business (as hereinafter defined), provided that the Executive's ownership of securities of two percent (2%) or less of any class of securities of a public company shall not, by itself, be considered to be competition with the Company or any Affiliate. For purposes of this Agreement, "Business" shall mean the manufacturing, production, distribution or sale of exterior residential building products, including, without limitation, vinyl siding, windows, fencing, decking, railings and garage doors, or any other business of a type and character engaged in by

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the Company or an Affiliate during the Employment Term. For purposes of this
Agreement, the "Restricted Period" shall be two (2) years.

          (b) Nonsolicitation. During the Employment Term and for the Restricted Period following termination of the Employment Term, the Executive shall not, directly or indirectly, (i) employ, solicit for employment or otherwise contract for the services of any individual who is or was an employee of the Company or any Affiliate during the Employment Term; (ii) otherwise induce or attempt to induce any employee of the Company or an Affiliate to leave the employ of the Company or such Affiliate, or in any way knowingly interfere with the relationship between the Company or any Affiliate and any employee respectively thereof; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or interfere in any way with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate.

          (c) Nondisclosure; Inventions. For the Employment Term and thereafter,
(i) the Executive shall not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Board of any such order), directly or indirectly, other than in the regular and proper course of business of the Company and the Affiliates, any customer lists, trade secrets or other confidential knowledge or information with respect to the operations or finances of the Company or any Affiliates or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company or the Affiliates (all of the foregoing collectively hereinafter referred to as, "Confidential Information"), and (ii) the Executive will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company and the Affiliates; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the general public other than through disclosure by the Executive. All Confidential Information, new processes, techniques, know-how, methods, inventions, plans, products, patents and devices developed, made or invented by the Executive, alone or with others, while an employee of the Company which are related to the business of the Company and the Affiliates shall be and become the sole property of the Company, unless released in writing by the Board, and the Executive hereby assigns any and all rights therein or thereto to the Company.

          (d) Nondisparagement. During the Employment Term and thereafter, the Executive shall not take any action to disparage or criticize the Company or any Affiliate or their respective employees, directors, owners or customers or to engage in any other action that injures or hinders the business relationships of the Company or any Affiliate. Nothing contained in this Section 5(d) shall preclude the Executive from enforcing his rights under this Agreement.

          (e) Return of Company Property. All Confidential Information, files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company or an Affiliate, whether prepared by the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of the Company and shall be delivered to the Company, and not retained by the Executive (including,

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without limitations, any copies thereof), promptly upon request by the Company and, in any event, promptly upon termination of the Employment Term.

          (f) Enforcement. The Executive acknowledges that a breach of his covenants contained in this Section 5 may cause irreparable damage to the Company and the Affiliates, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that if he breaches or threatens to breach any of the covenants contained in this Section 5, in addition to any other remedy which may be available at law or in equity, the Company and the Affiliates shall be entitled to specific performance and injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.

          (g) Scope of Covenants. The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this
Section 5 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in this Section 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

     6. Termination. The employment of the Executive hereunder shall automatically terminate at the end of the Employment Term. The employment of the Executive hereunder and the Employment Term may also be terminated at any time by the Company with or without Cause. For purposes of this Agreement, except as otherwise provided in Section 8, "Cause" shall mean: (i) embezzlement, theft or misappropriation by the Executive of any property of the Company or an Affiliate; (ii) any breach by the Executive of the Executive's covenants under
Section 5; (iii) any breach by the Executive of any other material provision of this Agreement which breach is not cured, to the extent susceptible to cure, within thirty (30) days after the Company has given notice to the Executive describing such breach; (iv) willful failure by the Executive to perform the duties of his employment hereunder which continues for a period of fourteen (14) days following written notice thereof by the Company to the Executive; (v) the conviction of, or a plea of nolo contendere (or a similar plea) to, any criminal offense that is a felony or involves fraud, or any other criminal offense punishable by imprisonment of at least one year or materially injurious to the business or reputation of the Company involving theft, dishonesty, misrepresentation or moral turpitude; (vi) gross negligence or willful misconduct on the part of the Executive in the performance of his duties as an employee, officer or director of the Company or an Affiliate; (vii) the Executive's breach of his fiduciary obligations to the Company or an Affiliate;
(viii) the Executive's commission of intentional, wrongful damage to property of the Company or an Affiliate; (ix) any chemical dependence of the Executive which adversely affects the performance of his duties and responsibilities to the Company or an Affiliate; or (x) the Executive's violation of the Company's or an Affiliate's code of ethics, code of business conduct or similar policies applicable to the Executive. The existence or

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non-existence of Cause shall be determined in good faith by the Board. The employment of the Executive may also be terminated at any time by the Executive by notice of resignation delivered to the Company not less than ninety (90) days prior to the effective date of such resignation.

     7. Severance. Except as otherwise provided in Section 8, if the Executive's employment hereunder is terminated during the Employment Term by the Company or is terminated due to expiration of the Employment Term following notice by the Company not to extend the Employment Term in accordance with Section 3, in each case other than for Cause or due to disability (as determined in the good faith discretion of the Board) or death, the Executive shall be entitled to receive as severance: (i) an amount equal to the Executive's base salary as in effect immediately prior to the date of the Executive's termination of employment for the longer period of twelve (12) months or the remaining Employment Term (payable, at the Company's option, in a lump-sum or in equal installments in accordance with the Company's payroll procedures during such applicable period following the date of the Executive's termination) (such period, the "Severance Period"); (ii) continued medical and dental benefits described in Section 4(c) for the Severance Period, at the same rate of employee and Company shared costs of such coverage as in effect from time to time for active employees of the Company; and (iii) a pro rata portion (based on the number of days the Executive was employed by the Company during the calendar year of termination) of any incentive bonus otherwise payable in accordance with Section 4(b) for the year of termination of the Executive's employment, payable no earlier than the date on which such bonus, if any, would have been paid under the applicable plan or policy of the Company absent such termination of employment. With respect to any such continued medical and dental benefits described in clause (ii) of the immediately preceding sentence for which the Executive is eligible, (I) if the Company cannot continue such benefits, the Company shall pay the Executive for the cost of such benefits; (II) such benefits shall be discontinued in the event the Executive becomes eligible for similar benefits from a successor employer (and the Executive's eligibility for any such benefits shall be reported by the Executive to the Company); and (III) the Executive's period of "continuation coverage" for purposes of Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), shall be deemed to commence on the date of the Executive's termination of employment.

     8. Change in Control. This Section 8 will be binding upon the Restatement Date, but notwithstanding anything in this Agreement to the contrary, this
Section 8 will not be operative unless and until a Change in Control occurs. Upon the occurrence of a Change in Control at any time during the Employment Term, this Section 8 shall become immediately operative without further action; provided, however, that if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company and any Affiliate, the effectiveness of this Section 8 will immediately terminate without further action and be of no further effect. Certain capitalized terms used in this
Section 8 are defined for purposes of this Section 8 in Section 8(e).

          (a) Termination Following a Change in Control. In the event of a Change in Control, if the Executive's employment is terminated by the Company or an Affiliate during the Post-Change Period, the Executive shall be entitled to the benefits provided by Section 8(c) unless such termination is the result of the occurrence of one or more of the following events:

               (i)  The Executive's death;

               (ii) If the Executive becomes permanently disabled within the meaning of, and begins actually to receive disability benefits under, the long-term disability plan applicable to the Executive immediately prior to the Change in Control; or

               (iii) Cause (as defined in Section 8(e)(i)).

     If, during the Post-Change Period, the Executive's employment is terminated by the Company or an Affiliate other than as described in clause (i), (ii) or (iii) of this Section 8(a), the Executive will be entitled to the benefits provided by Section 8(c).

          (b) Termination by Executive. In the event of a Change in Control, the Executive may terminate employment with the Company during the Post-Change Period with the right to severance compensation as provided in Section 8(c) upon the occurrence of one or more of the following events (regardless of whether any other reason, other than death, permanent disability or Cause, for such termination has occurred, including other employment):

          (i) the failure to maintain the Executive in the position, or a substantially equivalent or superior position, with the Company and/or with a direct or indirect parent company of the Company that the Executive held immediately prior to the Change in Control, which is not remedied by the Company within 10 calendar days after receipt by the Company of notice from the Executive of such failure;

          (ii) (A) a reduction in the Executive's base salary pursuant to
               Section 4(a) hereof or (B) the termination or significant reduction in the aggregate of the Executive's right to participate in employee benefit plans or programs of the Company as in effect prior to the Change in Control (other than Incentive Pay (as hereinafter defined) or any other bonus, incentive or stock or equity-based compensation or benefits), in either case which is not remedied by the Company within 10 calendar days after receipt by the Company of notice from the Executive of such reduction or termination;

          (iii) a reduction or elimination of the Executive's opportunity to earn Incentive Pay pursuant to any plan or program in effect immediately prior to the Change in Control which is not remedied by the Company within 10 calendar days after receipt by the Company of notice from the Executive of such reduction or elimination (for the avoidance of doubt, changes in the value or performance of the Company or an Affiliate or successor of either following the Change in Control shall not be considered a reduction or elimination of the Executive's opportunity to earn Incentive Pay); or

          (iv) the Company requires the Executive to have his principal place of work changed to any location that is more than 35 miles from the location thereof immediately prior to the Change in Control, without his prior written consent.

          (c) Change in Control Severance. If, following the occurrence of a Change in Control, the Company or an Affiliate terminates the Executive's employment during the Post-Change Period other than as described in clause (i),
(ii) or (iii) of Section 8(a), or if the Executive terminates his employment pursuant to Section 8(b), the Executive shall not be entitled to the severance compensation described in Section 7, and the Company will (i) pay or cause to be paid to the Executive the amounts described in Sections 8(c)(1), 8(c)(2), 8(c)(3), 8(c)(6) and 8(c)(7) within five business days after the Termination Date; (ii) pay or cause to be paid to the Executive the amount described in
Section 8(c)(4), such amount to be payable no earlier than the date on which such Incentive Pay, if any, would have been paid under the applicable plan or policy of the Company absent such termination of employment; and (iii) provide the Executive the benefits described in Section 8(c)(5) for the period described therein.

          (1) A lump sum payment in an amount equal to all Base Pay and Incentive Pay (other than for the calendar year of such termination of employment) owed to the Executive for periods on or prior to the Termination Date.

          (2) A lump sum payment in an amount equal to two times the Executive's base salary pursuant to Section 4(a) (at the rate in effect immediately prior to the Termination Date).

          (3) A lump sum payment equal to two times Incentive Pay (in an amount equal to the highest amount of Incentive Pay earned by the Executive in any calendar year during the three calendar years immediately preceding the calendar year in which the Change in Control occurred).

          (4) In the event that the Termination Date occurs after June 30 in any calendar year, a lump sum payment equal to one times Incentive Pay for such calendar year, multiplied by a fraction, the numerator of which is the number of days between (and including) January 1 of the calendar year in which the Termination Date occurs and the Termination Date, and the denominator of which is 365.

          (5) For a period of 24 months following the Termination Date (the "Continuation Period"), the Company will provide the Executive with medical, dental and life insurance benefits consistent with the terms in effect for such benefits for active employees of the Company during the Continuation Period. If and to the extent that any benefit described in this Section 8(c)(5) is not or cannot be paid or provided under any Company plan or program, then the Company will pay or provide for the payment to the Executive, his dependants and beneficiaries, of such employee benefits. Without otherwise limiting the purposes of Section 8(d), employee benefits otherwise receivable by the Executive pursuant to this
               Section 8(c)(5) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period following the Executive's Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.

          (6) The Company will pay to the Executive the cost of employee outplacement services for the Executive in the amount of $30,000.

          (7) The Company will pay the Executive a two-year automobile allowance in the amount provided to the Executive immediately prior to the Termination Date.

          (d) No Mitigation Obligation; Effect on Other Rights The payment of the severance compensation by the Company to the Executive in accordance with the terms of this Section 8 is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise, except as expressly provided in the last sentence of Section 8(c)(5). This
Section 8 will not affect any rights (other than any rights to severance, termination, retention or similar compensation or benefits) that the Executive may have pursuant to any agreement, plan or policy of the Company or a Subsidiary providing employee benefits, which rights shall be governed by the terms thereof.

          (e) Certain Defined Terms. The following terms have the following meanings when used in this Section 8:

          (i) "Cause" means that, prior to any termination pursuant to Section 8(b), the Executive shall have:

               (1) been convicted of a criminal violation involving fraud, embezzlement or theft;

               (2) committed intentional wrongful damage to property of the Company or any Affiliate; or

               (3) committed intentional wrongful disclosure of confidential information of the Company or any Affiliate.

                    Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity of any determination by the Company to terminate the Executive for Cause.

          (ii) "Change in Control" means (A) a stock sale, merger, consolidation, combination, reorganization or other transaction involving the Company resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the shareholders of the Company immediately prior to such transaction; (B) a stock sale, merger, consolidation, combination, reorganization or other transaction involving AMH II, AMH or Parent resulting in less than fifty percent (50%) of the combined voting power of the surviving or resulting entity being owned by the shareholders of AMH II, AMH or Parent, as applicable, immediately prior to such transaction or (C) the liquidation or dissolution of the Company, AMH II, AMH or Parent or the sale or other disposition of all or substantially all of the assets or business of the Company, AMH

               II, AMH or Parent (other than, in the case of either clause (A), (B) or (C) above, in connection with any employee benefit plan of the Company or an Affiliate).

          (iii) "Incentive Pay" means an annual cash bonus or annual cash incentive compensation, in addition to base salary, made or to be made in regard to services rendered in any year or other period pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of the Company or an Affiliate, or any successor thereto; provided that the Incentive Pay shall not include any stock options or other stock-based compensation or any special management bonuses paid in connection with any debt offering or recapitalization of AMH II and/or another Affiliate. For the avoidance of doubt, as of the date hereof, Incentive Pay shall mean the annual incentive bonus arrangement described in Section 4(b).

          (iv) "Post-Change Period" means the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the second anniversary of the occurrence of such Change in Control.

          (v) "Termination Date" means the date on which the Executive's employment with the Company or an Affiliate is terminated.

     9. Termination of Compensation and Benefits; Execution of Release; Coordination of Provisions. If the Executive's employment terminates otherwise than in a termination entitling him to severance pay and benefits pursuant to
Section 7 or Section 8, the Executive shall not be entitled to any severance, termination pay or similar compensation or benefits, provided that the Executive shall be entitled to any benefits then due or accrued in accordance with the applicable employee benefit plans of the Company or applicable law, including "continuation coverage" under the Company's group health plans for purposes of
Section 4980B of the Code. As a condition of receiving any severance compensation for which the Executive otherwise qualifies under Section 7 or
Section 8, the Executive agrees to execute a general release of the Company and the Affiliates and their respective officers, directors and employees from any and all claims, obligations and liabilities of any kind whatsoever arising from or in connection with the Executive's employment or termination of employment with the Company or this Agreement (including, without limitation, civil rights claims), in such form as is requested by the Company. Any severance compensation and benefits to which the Executive may be entitled under Section 8 shall be in lieu of any severance compensation or benefits to which the Executive may be entitled under Section 7. The Executive acknowledges and agrees that, except as specifically described in Section 7 and Section 8, all of the Executive's rights to any compensation, benefits (other than base salary earned through the date of termination of employment and any benefits due or accrued prior to termination of employment in accordance with the applicable employee benefit plans of the Company or applicable law), bonuses or severance from the Company or any Affiliate after termination of the Employment Term shall cease upon such termination.

     10. Limitation on Payments and Benefits. Notwithstanding any provision of this Agreement to the contrary, no amount or benefit shall be paid or provided under this Agreement to an extent or in a manner that would result in payments or benefits (or other compensation) not being fully deductible by the Company or an Affiliate for federal income tax purposes because of Section 280G of the Code, or any successor provision thereto (or that would result in the Executive being subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto). The determination of whether any such payments or benefits to be provided under this Agreement or otherwise would not be so deductible (or whether the Executive would be subject to such excise tax) shall be made at the expense of the Company, if requested by either the Executive or the Company, by a firm of independent accountants or a law firm selected by the Company and reasonably acceptable to the Executive. In the event that any payment or benefit intended to be provided under this Agreement or otherwise would constitute a "parachute payment," as defined in Section 280G of the Code, the Executive shall be entitled to designate the payments and/or benefits to be reduced or modified so that the Company or an Affiliate is not denied any federal income tax deductions for any such parachute payment because of Section 280G of the Code (or so that the Executive is not subject to the excise tax imposed by Section 4999 of the Code). The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation. In the event that the Executive fails to make such designation within 10 business days of the Termination Date, the Company may effect such reduction in any manner it deems appropriate.

     11. Notice. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, or sent by reputable overnight courier, postage prepaid, to the addresses set forth as follows:

            If to the Company: Associated Materials Incorporated
                               3773 State Road
                               Cuyahoga Falls, Ohio 44223

               With copies to: Harvest Partners, Inc.
                               280 Park Avenue, 33rd Floor
                               New York, New York 10017
                               Attention: Ira D. Kleinman

                           and

                               White & Case LLP
                               1155 Avenue of the Americas
                               New York, New York 10036
                               Attention: Oliver C. Brahmst, Esq.

          If to the Executive: Robert M. Franco
                               2526 Live Oak Boulevard
                               Sylvania, Ohio 43560

or to such other address as shall be furnished in writing by either party to the other party; provided that such notice or change in address shall be effective only when actually received by the other party.

     12. General.

          (a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York applicable to contracts executed and to be performed entirely within said State.

          (b) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

          (c) Assignability. The Executive may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the employment of the Executive, personally, and the services to be rendered by him under this Agreement must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company and its successors and assigns. Without limiting the foregoing and notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to, and all rights hereunder shall inure to the benefit of, any subsidiary of the Company or any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger, consolidation or otherwise.

          (d) Warranty by the Executive. The Executive represents and warrants to the Company that the Executive is not subject to any contract, agreement, judgment, order or decree of any kind, or any restrictive agreement of any character, that restricts the Executive's ability to perform his obligations under this Agreement or that would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

          (e) Compliance with Rules and Policies. The Executive shall perform all services in accordance with the lawful policies, procedures and rules established by the Company and the Board. In addition, the Executive shall comply with all laws, rules and regulations that are generally applicable to the Company or its subsidiaries and their respective employees, directors and officers.

          (f) Withholding Taxes. All amounts payable hereunder shall be subject to the withholding of all applicable taxes and deductions required by any applicable law.

          (g) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto.

          (h) Duration. Notwithstanding the Employment Term hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

          (i) Survival. The covenants set forth in Section 5 and the parties' respective rights and obligations under Section 8 shall survive and shall continue to be binding upon the Executive and the Company, as the case may be, notwithstanding the termination or expiration of this Agreement or the termination of the Executive's employment following a Change in Control for any reason whatsoever.

          (j) Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct. Pursuit by either party of any available remedy, either in law or equity, or any action of any kind, does not constitute waiver of any other remedy or action. Such remedies are cumulative and not exclusive.

          (k) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

          (l) Section References. The words Section and paragraph herein shall refer to provisions of this Agreement unless expressly indicated otherwise.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

                                        ASSOCIATED MATERIALS INCORPORATED


Date:      4/3/06                       By:      /s/ K. Lavanway
      ----------------------                ------------------------------------
                                        Name:        D. K. Lavanway
                                              ----------------------------------
                                        Title:       CFO
                                               ---------------------------------


                                        ROBERT M. FRANCO

Date:      4/3/06                            /s/ Robert M. Franco
      ----------------------            ----------------------------------------

                                                                       Exhibit A

                             Annual Incentive Bonus

          The Executive's annual incentive bonus for each calendar year during the Employment Term shall be a percentage of the Executive's base salary based upon the achievement by AMH II of annual EBITDA Hurdles with respect to the applicable calendar year, as follows:

Achievement of EBITDA Hurdles   Percentage of Base Salary
-----------------------------   -------------------------
     Less than threshold                   Zero
          Threshold                       20.00%
            Target                        60.00%
           Maximum                       100.00%

          If the actual EBITDA for a particular calendar year is between two EBITDA Hurdles, the applicable percentage of base salary shall be determined by linear interpolation based on the difference between such EBITDA Hurdles. For the avoidance of doubt, in no event shall the annual incentive bonus exceed 100% of base salary. For purposes of the Executive's annual incentive bonus and the computation thereof:

1. Base salary shall mean the annual rate of base salary in effect under this Agreement as of April 1 of the calendar year to which the bonus relates.

2. "EBITDA Hurdle" means threshold, target and maximum amounts of EBITDA with respect to a calendar year, as determined in good faith by the Board.

3. EBITDA shall mean the consolidated net income of AMH II, adjusted to exclude deduction of interest expense (net of interest income), income taxes, depreciation and amortization and the Harvest Fee pursuant to the Management Agreement, dated as of April 19, 2002, between Harvest Partners, Inc. and Associated Materials Incorporated, as amended from time to time, and to exclude gain or loss from sale of capital assets, and including deduction of all bonuses paid or accrued with respect to the Executive and all other officers and employees of AMH II and its subsidiaries (including, without limitation, the Executive's bonus hereunder), for the relevant calendar year, calculated otherwise in accordance with generally accepted accounting principles, subject to any adjustments made in good faith by the Board. EBITDA shall be determined by the Company's management, subject to audit or review by AMH II's external accountants and approval, in good faith, by the Board. EBITDA shall exclude, without duplication, any transaction- or merger-related costs which are expensed rather than capitalized; any revenue, expense, gain or loss from operations divested during the relevant calendar year;

     the effect of inventory write-ups made due to purchase accounting; and any other non-recurring, extraordinary items subject to approval, in good faith, by the Board.

4. Any annual incentive bonus to which the Executive is entitled under this Agreement for any calendar year shall be paid in a cash lump-sum within thirty days following the close of AMH II's books and completion of AMH II's annual audit by its external accountants for such calendar year but in any event shall not be paid later than March 15 of the calendar year immediately following the calendar year to which the bonus relates.

The Executive's entitlement to an annual incentive bonus shall be determined by the Board in good faith in accordance with this Exhibit A.